Exhibit 99.2

Ligand Subsidiary Pelthos Therapeutics to Combine with Channel Therapeutics

Proposed transaction will raise $50 million in equity capital and enhance a publicly traded biopharmaceutical company focused on launching Pelthos’ ZELSUVMI™

ZELSUVMI is an FDA-designated novel drug and the first and only prescription medication approved for the treatment of Molluscum contagiosum infections administered at home by parents, patients, and caregivers

Ligand is entitled to a 13% royalty on worldwide sales of ZELSUVMI

Transaction is expected to close in the summer of 2025

JUPITER, Fla. and FREEHOLD, N.J., April 17, 2025 – Ligand Pharmaceuticals Incorporated (“Ligand”) (Nasdaq: LGND) and Channel Therapeutics Corporation (“Channel”) (NYSE American: CHRO), a pioneer in the development of non-opioid pain treatment therapeutics, today announced the signing of a definitive merger agreement to combine Ligand’s wholly owned subsidiaries, Pelthos Therapeutics Inc. and LNHC, Inc. (collectively “Pelthos”) with CHRO Merger Sub Inc., a wholly owned subsidiary of Channel. The merger will be supported by $50 million in capital raised from a group of strategic investors led by Murchinson (“Investor Group”). Upon completion of the transaction, the combined company will operate under the name Pelthos Therapeutics Inc. and trade on the NYSE American exchange under the ticker PTHS.

The combined company will initially focus on accelerating the commercialization of Pelthos’ ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of Molluscum contagiosum infections (“molluscum”) in adults and pediatric patients one year of age and older.1 ZELSUVMI was approved by the U.S. Food and Drug Administration (FDA) in 2024 and is the first and only prescription therapy for molluscum infections approved for use at home by patients, parents, and caregivers. The combined company will also retain Channel’s existing NaV 1.7 development programs for the treatment of various types of chronic pain, acute and chronic eye pain, and post-surgical nerve blocks. An update on Channel’s animal efficacy study for its eye pain program will be forthcoming.

“This transaction presents a compelling opportunity to launch a commercial-ready product, with significant financial backing from Murchinson, that has the potential to deliver both near and long-term value to our shareholders,” said Todd Davis, CEO of Ligand. “We executed a complex restructuring to acquire the Pelthos assets, incubated the technology that became ZELSUVMI, achieved FDA approval for this first-in-class medication, and assembled a world-class team, to bring this therapy to market. Our ability to identify highly differentiated assets and execute customized transactions to maximize their value with equity and royalty rights distinguishes Ligand’s business model and value creation strategy.”

1 Please see ZELSUVMI™ (berdazimer) topical gel full prescribing information available at https://www.fda.gov/drugsatfda for important safety information or www.zelsuvmi.com

Frank Knuettel II, CEO of Channel Therapeutics, commented, “We are very excited about the merger with Pelthos. We have performed extensive due diligence on the ZELSUVMI market opportunity and their team and operations, and we believe this is an extraordinary opportunity for current Channel shareholders. Strategically, it provides the potential for near-term revenue generation from an FDA-approved drug, the opportunity to advance Channel’s existing NaV 1.7 programs, and expanded capitalization from strong, long-standing investors.”

Molluscum contagiosum is a poxvirus and one of the most common skin infections seen by dermatologists, pediatric dermatologists, and pediatricians, afflicting an estimated 16.7 million people in the United States. 2,3 Molluscum infections spread to others through contact with infected persons or contaminated objects like towels, toys, furniture, swimming pools, and other surfaces. Children are the most vulnerable to molluscum infections. Adults with weakened immune systems or who are sexually active with a molluscum-infected partner are also particularly vulnerable. Molluscum infections present with raised, flesh-colored or red bumps that can appear anywhere on the body, including the face, hands, trunk, genitals, back of the knees, armpits, and other sensitive areas. People with molluscum may suffer discomfort from itching, secondary bacterial infections from scratching, or atopic dermatitis, as well as immense social stigma from having visible molluscum lesions, which typically last for months and frequently last for years.

Scott Plesha, CEO of Pelthos, added, “There is a significant unmet medical need for an easy-to-use, safe, and efficacious treatment option for molluscum that can be applied by patients, parents, or caregivers at home via prescription. We believe ZELSUVMI will complement pediatric and adult dermatologists’, general pediatricians’ and all other health care providers current efforts to treat molluscum while reducing the need for repeated invasive in-office procedures and the associated wait times needed to treat this highly infectious disease. Having commercialized both dermatology and pain management products, I am excited to lead the combined company into this next growth phase.”

Transaction Details

Under the terms of the merger agreement, Channel will acquire 100% of the issued and outstanding equity interests of Pelthos, and will change its name to Pelthos Therapeutics Inc. In connection with the transaction, Ligand has agreed to invest $18 million in the combined company and the Investor Group has agreed to invest $32 million for a total of $50 million.

Upon completion of the transaction, Mr. Plesha will become CEO of the combined company and Mr. Knuettel will become CFO. The Board of Directors will consist of Mr. Plesha, two independent directors, Peter Greenleaf and Matt Pauls, two board members appointed by Ligand, and an additional two independent directors that are reasonably acceptable to Murchinson, both of which are current Channel board members.

2 US Census Bureau. QuickFacts: United States.2022. https://www.census.gov/quickfacts/fact/table/US/PST045222

3 Hebert AA, et al. J Clin Aesthet Dermatol. 2023 Aug;16(8 Suppl 1):S4-S11

The transaction is expected to close in the summer of 2025, subject to customary closing conditions.

Advisors

Latham & Watkins LLP is serving as lead counsel to Ligand. Raymond James & Associates, Inc. is serving as financial advisor to Ligand and Pelthos. Sullivan & Worcester LLP is serving as Channel’s legal counsel. Kelley Drye & Warren LLP represented Murchinson.

About ZELSUVMI™ (berdazimer) topical gel, 10.3%

ZELSUVMI (berdazimer) topical gel, 10.3% is a nitric oxide (NO) releasing agent indicated for the topical treatment of Molluscum contagiosum in adults and pediatric patients one year of age and older. ZELSUVMI received a novel drug designation from the U.S. Food and Drug Administration in 2024 and is the first and only approved topical prescription medication that can be applied by patients, parents, or caregivers at home, outside of a physician’s office, or other medical setting to treat this highly contagious viral skin infection. The product was developed using Pelthos’ proprietary nitric oxide-based technology platform, NITRICIL™. Ligand acquired the rights to ZELSUVMI and all the assets related to the NITRICIL technology platform from Novan, Inc. in September 2023. Complete prescribing information and important safety information is available at www.zelsuvmi.com.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of Molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. In addition to ZELSUVMI, Pelthos has a pipeline of potential product candidates that utilize its proprietary nitric oxide-based technology platform, NITRICIL™. Pelthos is a subsidiary of Ligand Pharmaceuticals and will remain so until the completion of the transaction. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

About Murchinson

Founded by Marc J. Bistricer in 2012, Murchinson seeks to identify and invest in high-value opportunities across global markets. The firm leverages a disciplined, patient, and innovative investment approach to uncover value. Murchinson seeks to identify undervalued assets and opportunities in complex, evolving industries—particularly where innovation, regulatory shifts, and strategic changes create the potential for significant value creation. The firm is committed to generating superior, risk-adjusted returns by focusing on investments that have strong underlying fundamentals, operational improvement potential, and sustainable growth drivers. Learn more at www.murchinsonltd.com.

About Channel

Channel Therapeutics Corporation is a clinical-stage biotechnology company focused on developing and commercializing novel, non-opioid, non-addictive therapeutics to alleviate pain. Channel’s initial clinical focus is to selectively target the sodium ion-channel known as NaV1.7 for the treatment of various types of chronic pain, acute and chronic eye pain and post-surgical nerve blocks. For company updates and to learn more about Channel, visit www.channeltherapeutics.com or follow us on social media.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing our technologies or both. Our business model seeks to generate value for stockholders by creating a diversified portfolio of biotech and pharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Our goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Our business model is based on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing our technology to help partners discover and develop medicines. We partner with other pharmaceutical companies to attempt to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate our revenue. We operate two infrastructure-light royalty generating technology IP platform technologies. Our Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Our NITRICIL™ platform technology facilitates tunable dosing, permitting an adjustable drug release profile to allow proprietary formulations that target a broad range of indications. We have established multiple alliances, licenses and other business relationships with the world’s leading pharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Gilead Sciences and Baxter International. For more information, please visit www.ligand.com. Follow Ligand on X and LinkedIn.

We use our investor relations website and X as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our website and our X account, in addition to following our press releases, SEC filings, public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Ligand and Channel’s current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that investors should feel encouraged that Pelthos has a strong development path towards successfully launching drugs with considerable market opportunities, (ii) the timing of clinical and regulatory events of us and our partners, (iii) the timing of the initiation or completion of preclinical studies and clinical trials by us and our partners; (iv) the timing of product launches, including ZELSUVMI; (v) guidance regarding projected financial results for 2025 and beyond, and (vii) the timing and likelihood of closing the merger between Pelthos and Channel, and (vii) the listing of the combined company on the NYSE American, (viii) the anticipated benefits of the merger between Pelthos and Channel and (ix) the combined company’s opportunities, strategy and plans following the merger. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

For Ligand/Pelthos:

Investors:

Melanie Herman

investors@ligand.com

(858) 550-7761

Media:

Kellie Walsh

media@ligand.com

(914) 315-6072

For Channel:

Investors/Media:

Mike Moyer

Managing Director, LifeSci Advisors, LLC

mmoyer@lifesciadvisors.com

For Murchinson:

Longacre Square Partners

Dan Zacchei / Ashley Areopagita

murchinson@longacresquare.com